AMENDMENT NUMBER 16

TO THE

AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

This Amendment Number 16 (the “Amendment”) to the Amended and Restated Principal Underwriting Agreement, by and between Hartford Funds Distributors, LLC, The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., and Hartford Schroders Opportunistic Income Fund on behalf each Fund listed on Schedule A (each a “Fund”), and is effective as of May 23, 2022 (the “Effective Date”).

WHEREAS, the parties hereto have entered into a Principal Underwriting Agreement dated as of January 1, 2013, as amended and restated August 7, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, Hartford Schroders Opportunistic Income Fund no longer operates as a registered investment management company; and

WHEREAS, the parties hereto wish to amend and restate Schedule A to reflect adding two new Funds: Hartford Schroders International Contrarian Value Fund; and Hartford Schroders Sustainable International Core Fund; each a series of The Hartford Mutual Funds II, Inc., as approved by the Board of Directors (the “Board”).

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Hartford Schroders Opportunistic Income Fund is deleted as a party to the Amended and Restated Principal Underwriting Agreement and all references to Hartford Schroders Opportunistic Income Fund are deleted.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto.

3.	The changes to the Agreement reflected in this Amendment shall become effective as of the Effective Date.

4.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first written above.

THE HARTFORD MUTUAL FUNDS, INC. By: /s/ Thomas R. Phillips Name: Thomas R. Phillips Title: Secretary and Vice President	THE HARTFORD MUTUAL FUNDS II, INC. By: /s/ Thomas R. Phillips Name: Thomas R. Phillips Title: Secretary and Vice President

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND By: /s/ Thomas R. Phillips Name: Thomas R. Phillips Title: Secretary and Vice President
Agreed to and Accepted:
HARTFORD FUNDS DISTRIBUTORS, LLC By: /s/ Gregory A. Frost Name: Gregory A. Frost Title: Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

This Amended and Restated Schedule A to that certain Principal Underwriting Agreement dated January 1, 2013, as amended and restated August 7, 2013, is effective as of May 23, 2022.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

Hartford Real Asset Fund

The Hartford Short Duration Fund

The Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

Hartford Sustainable Municipal Bond Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Diversified Emerging Markets Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Contrarian Value Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Sustainable Core Bond Fund

Hartford Schroders Sustainable International Core Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund